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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          PIMCO Municipal Income Fund
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            (Exact Name of Registrant as Specified in Its Charter)

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              Massachusetts                                                 13-4174449
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 (State of Incorporation or Organization)                        (I.R.S. Employer Identification No.)

c/o PIMCO Advisory Services
1345 Avenue of the Americas
New York, New York                                                             10105
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 (Address of Principal Executive Offices)                                    (Zip Code)

If this form relates to the registration of                 If this form relates to the registration
a class of securities pursuant to Section                   of a class of securities pursuant to
12(b) of the Exchange Act and is effective                  Section 12(g) of the Exchange Act and is
pursuant to General Instruction A.(c),                      effective pursuant to General Instruction
please check the following box:  [X]                        A.(d), please check the following box:  [_]

Securities Act registration statement file number pursuant to which this form relates:   333-61062
                                                                                         ---------
                                                                                      (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:                    Name of Each Exchange on Which Each
                                                            Class is to be Registered:
Common Shares of Beneficial Interest
Without Par Value                                           New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:   None
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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Reference is hereby made to the sections entitled "Description of Shares" as contained in the Registration Statement on Form N-2 of PIMCO Municipal Income Fund, as filed with the Securities and Exchange Commission (the "Commission") on May 16, 2001 (Securities Act File No. 333-61062 and Investment Company Act File No. 811-10377) (the "Original Registration Statement"), as amended by Pre-Effective Amendment No. 1 to the Original Registration Statement, as filed with the Commission on May 29, 2001, which is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.


                                   SIGNATURE

     A copy of the Agreement and Declaration of Trust of PIMCO Municipal Income Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    PIMCO MUNICIPAL INCOME FUND


                                    By:  /s/ Stephen J. Treadway
                                         ----------------------------
                                         Name:  Stephen J. Treadway
                                         Title: Trustee and President

Date: June 19, 2001
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